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               MMI Companies, Inc and Subsidiaries
   Exhibit 11 - Statement re Computation of Per Share Earnings
              (In thousands, except per share data)


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
                                        Three Months Ended
                                           March 31,
                                          1998       1997
        BASIC
        Weighted average shares
        outstanding.................      18,858     18,741

        Earnings per common and
         common equivalent
        share.......................      $  .46     $  .57

        DILUTED

        Weighted average shares
        outstanding................       18,858     18,741

        Dilutive effect of stock
        options using the treasury
        stock method...............          573        744

        Weighted average number of
        common and common equivalent
        shares.....................       19,431     19,485

        Earnings per common and
        common equivalent share....       $  .45     $  .55

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